                                                                     EXHIBIT 11

                        TOTAL RENAL CARE HOLDINGS, INC.

                       COMPUTATION OF PER SHARE EARNINGS

                                  THREE MONTHS               NINE MONTHS
                               ENDED SEPTEMBER 30,       ENDED SEPTEMBER 30,
                             ------------------------  ------------------------
                                1997         1996         1997         1996
                             -----------  -----------  -----------  -----------
Applicable Common Shares
  Average outstanding
   during the period.......   44,453,000   43,247,000   44,382,000   41,167,000
  Outstanding stock
   options.................    1,290,000    1,312,000      896,000    1,313,000
  Reduction in shares in
   connection with notes
   receivable
   from employees..........     (112,000)    (124,000)    (132,000)    (132,000)
                             -----------  -----------  -----------  -----------
Weighted average number of
 shares outstanding........   45,631,000   44,435,000   45,146,000   42,348,000
                             ===========  ===========  ===========  ===========
Net income before
 extraordinary item........  $ 9,883,000  $ 6,536,000  $26,575,000  $16,538,000
Extraordinary loss.........                (7,700,000)               (7,700,000)
                             -----------  -----------  -----------  -----------
Net income (loss)..........  $ 9,883,000  $(1,164,000) $26,575,000  $ 8,838,000
                             ===========  ===========  ===========  ===========
Net income per common share
 before extraordinary item.  $      0.22  $      0.15  $      0.59  $      0.39
Extraordinary item.........                     (0.17)                    (0.18)
                             -----------  -----------  -----------  -----------
Net income (loss) per
 common share..............  $      0.22  $     (0.02) $      0.59  $      0.21
                             ===========  ===========  ===========  ===========

                  PRO FORMA COMPUTATION OF PER SHARE EARNINGS

  In February 1997, Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS 128), was issued. This pronouncement modifies the calculation and disclosure of earnings per share (EPS) and will be adopted by the Company in its financial statements for the year ending December 31, 1997. The following discloses the earnings per share calculations in accordance with the provisions of SFAS 128.

                                 THREE MONTHS               NINE MONTHS
                              ENDED SEPTEMBER 30,       ENDED SEPTEMBER 30,
                            ------------------------  ------------------------
                               1997         1996         1997         1996
                            -----------  -----------  -----------  -----------
Applicable Common Shares
  Average outstanding
   during the period......   44,453,000   43,247,000   44,382,000   41,167,000
  Reduction in shares in
   connection with notes
   receivable from
   employees..............     (112,000)    (124,000)    (132,000)    (132,000)
                            -----------  -----------  -----------  -----------
Weighted average number of
 shares outstanding for
 use in computing earnings
 per share................   44,341,000   43,123,000   44,250,000   41,035,000
   Dilutive effect of
    outstanding stock
    options...............    1,290,000    1,312,000      896,000    1,313,000
                            -----------  -----------  -----------  -----------
Weighted average number of
 shares outstanding for
 use in computing earnings
 per share--assuming
 dilution.................   45,631,000   44,435,000   45,146,000   42,348,000
                            ===========  ===========  ===========  ===========
Net income before
 extraordinary item.......               $ 6,536,000               $16,538,000
Extraordinary loss........                (7,700,000)               (7,700,000)
                                         -----------               -----------
Net income (loss) ........  $ 9,883,000  $(1,164,000) $26,575,000  $ 8,838,000
                            ===========  ===========  ===========  ===========
Net income per common
 share before
 extraordinary item.......  $      0.22  $      0.15  $      0.60  $      0.40
Extraordinary item........                     (0.17)                    (0.18)
                            -----------  -----------  -----------  -----------
Net income (loss) per
 common share.............  $      0.22  $     (0.02) $      0.60  $      0.22
                            ===========  ===========  ===========  ===========
Net income per common
 share, assuming dilution,
 before extraordinary
 item.....................  $      0.22  $      0.15  $      0.59  $      0.39
Extraordinary item........                     (0.17)                    (0.18)
                            -----------  -----------  -----------  -----------
Net income (loss) per
 common share--assuming
 dilution.................  $      0.22  $     (0.02) $      0.59  $      0.21
                            ===========  ===========  ===========  ===========